UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 24, 2005


                            O'REILLY AUTOMOTIVE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Missouri
                 (State or Other Jurisdiction of Incorporation)

       000-21318                                          44-0618012
(Commission File Number)                       (IRS Employer Identification No.)

   233 S. Patterson, Springfield, MO                        65802
(Address of Principal Executive Offices)                  (Zip Code)

                                 (417) 862-6708
              (Registrant's Telephone Number, Including Area Code)

                                (Not Applicable)
         (Former Name or Former Address, If Changed Since Last Report.)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

     On May 20, 2005, the Board of Directors of O'Reilly Automotive, Inc. (the "Registrant") declared a dividend of one share of the Registrant's common stock, $0.01 par value per share ("Common Stock"), for every one share of Common Stock held by shareholders of record as of the close of business on May 31, 2005 (the "Stock Dividend"). The Registrant shall distribute the Stock Dividend as of the close of business on June 15, 2005. Attached hereto as Exhibit 99.1 is a press release issued by the Registrant announcing the Stock Dividend.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.         Description
99.1                Press Release dated May 24, 2005

Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information contact:                              Greg Henslee
                                                              Jim Batten
                                                              (417) 862-3333
________________________________________________________________________________

                        O'REILLY AUTOMOTIVE INC ANNOUNCES
                             TWO-FOR-ONE STOCK SPLIT
________________________________________________________________________________

Springfield, MO, May 24, 2005 -- O'Reilly Automotive, Inc. ("O'Reilly") (Nasdaq:
ORLY) announced today that its Board of Directors declared a two-for-one stock split in the form of a 100% stock dividend to all shareholders of its common stock as of the close of business on May 31, 2005.

At the 2005 Annual Meeting of Shareholders held on May 3, 2005, approval was given by the Company's shareholders to amend the Company's Articles of Incorporation to increase the number of authorized shares of capital stock from 90 million to 250 million. The amendment will be filed with Missouri's Secretary of State prior to the record date of May 31, 2005.

Each shareholder entitled to the dividend will receive one additional share of the Company's common stock for every one share of common stock held. The Company anticipates that the additional shares resulting from the dividend will be made available to shareholders on or about June 15, 2005.

"The current per share price level of our common stock reflects the continued strong financial performance of O'Reilly Automotive since our initial public offering in April 1993. This stock dividend is indicative of our expectations for continued growth," said Greg Henslee, CEO. O'Reilly Automotive recently reported record earnings for the first quarter of 2005 of $0.59 per diluted common share, before cumulative effect of accounting change, up from $0.49 per share for the same period a year ago. O'Reilly Automotive also effected a two-for-one stock split on August 31, 1997 and November 30, 1999.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 1,286 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Mississippi, Missouri, Nebraska, North Carolina, Oklahoma, South Carolina, Tennessee, Texas and Virginia as of March 31, 2005.

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as "expect," "believe," "anticipate," "good," "plan," "intend," "estimate," "project," "will" or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company's Form 10-K for the year ended December 31, 2004, for more details.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 27, 2005

                            O'REILLY AUTOMOTIVE, INC.

                            By: Jim Batten
                            ----------------------------------------------------